UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report: February 16, 1999

                    NPC INTERNATIONAL, INC.
     (Exact name of registrant as specified in its charter)

Kansas              1-13007                  48-0817298
(State of          (Commission               (IRS Employer
incorporation)      Identification Number)   Identification No.)

720 West 20th Street      Pittsburg, Kansas       66762
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code (316) 231-3390

Item 2.  Acquisition or Disposition of Assets

     Pursuant to an Asset Purchase Agreement (the "Agreement"), dated February 4,1999, by and among NPC International, Inc. and certain of its subsidiaries and affiliates (collectively, the "Company") and certain subsidiaries and affiliates of Pizza Hut, Inc. (collectively, "Pizza Hut") the Company completed the 99 unit acquisition of Pizza Hut restaurants announced January 7, 1999. The acquisition consisted of units in Panama City and Pensacola Florida, Mobile Alabama, Augusta and Savannah Georgia, and Hilton Head South Carolina.

     The consideration for the purchase of the 99 units was $31 million. Additional consideration for inventory and cash on hand at the time of closing will also be paid. The purchase price was negotiated between the Company and Pizza Hut, based primarily on the Company's internal review of the value of the cash flow generated by operations of the restaurants and future development opportunities perceived to be available to the Company.

     The  Company  financed  the acquisition through its existing
     Revolving Credit Facility.

     A  press  release of Registrant issued on February 4,  1999,
     announcing   the   completion   of   the   above   described
     acquisition, is attached as an exhibit to this report and incorporated herein by reference.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of business acquired.

          Financial statements are not available at this time.
          However, in accordance with
          Rule 3-05(b) the applicable statements are expected to be filed prior to
          April 15, 1999.

     (b)  Pro forma financial information.

          Pro forma financial information will be filed in conjunction with the filing of the financial statements referred to in Item 7. (a) above.

     (c)  Exhibits

          The exhibits set forth on the Index to Exhibits on page
          3 are incorporated herein by reference.

                           Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NPC INTERNATIONAL, INC.


Date: February 16, 1999            By
                                      Troy D. Cook
                                      Vice President Finance
                                      Chief Financial Officer
                                      Principal Financial
                                      Officer


                       INDEX TO EXHIBITS

                                                       PAGE NO.
                                                       IN THIS
                                                       FILING
EXHIBIT NO.    DESCRIPTION

2-A            Asset Sale Agreement
99-A           Press Release of Registrant dated
               February 4, 1999